                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  JUNE 30, 1997



                           GOTHIC ENERGY CORPORATION
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            (Exact name of Registrant as specified in its Charter)



OKLAHOMA                            0-19753                           22-2663839
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(State of incorporation     (Commission File Number)       (IRS Employer ID No.)
 or organization)



         5727 SOUTH LEWIS AVENUE - SUITE 700 - TULSA, OKLAHOMA  74105
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                   (Address of principal executive offices)



                                (918) 749-5666
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             (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On June 30, 1997, the Company entered into an agreement with two affiliates of HS Resources, Inc. ("HS") to acquire various working interests in a total of approximately 250 oil and gas producing properties located in New Mexico and Oklahoma.

     New Mexico Properties:  The New Mexico properties to be acquired from HS
     ---------------------
consist of working interests in approximately 100 wells located in four fields in Chavez and Eddy counties. The Company will operate 92 of these wells. These producing properties are located in the Delaware/Permian Basin. The Company has identified approximately 60 proven development locations on these properties, as well as a number of behind pipe recompletion possibilities which it presently intends to develop in 1998.

     Oklahoma Properties.  The Oklahoma properties to be acquired from HS
     -------------------
consist of working interests in approximately 150 wells located in various fields in the Anadarko Basin where the Company already has existing operations. The Company will operate 50 of these wells.

     The purchase price for the properties is $27.5 million, plus the transfer of certain producing properties presently owned by the Company having a value of less than $1.0 million, subject to closing adjustments. The closing of the purchase of these properties will be held not later than August 28, 1997. An earnest money deposit was paid to HS by issuance and delivery of 1.5 million shares of Common Stock with an agreed value of $1.80 per share. Such shares are to be redeemed by the Company at their agreed value at the closing of the HS Acquisition and in the event the Company fails to complete the transaction, the
1.5 million shares are retained by HS. The Company has granted HS certain rights to have the 1.5 million shares registered under the Securities Act in the event the shares are retained. HS has agreed that it will not vote the shares prior to the closing of the transaction or the termination of the agreement.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:


     (a) Financial statements of businesses acquired.


         Not applicable at this time.


     (b) Pro forma financial information.


         Not applicable at this time.

     (c) Exhibits.


         (i) Purchase and Sale Agreement dated June 30, 1997 among HSRTW, Inc. and Horizon Gas Partners, L.P., as Seller, and Gothic Energy Corporation, as Buyer.(to be filed by amendment).

                                      -3-
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOTHIC ENERGY CORPORATION



Dated:  July 15, 1997             By:  /s/  Michael K. Paulk
                                     -------------------------------------------
                                     Michael K. Paulk, President

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